Exhibit 23.4




                       CONSENT OF INDEPENDENT ACCOUNTANTS



           We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of MeriStar Hospitality Corporation on Form S-3 (File No. 333-66229) of our report, dated January 31, 1997, except as to Note 8 for which the date is July 16, 1997, on our audit of the combined financial statements of Chi-Town Partners, L.P. and St. Elmo's Partners, L.P. for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."





Philadelphia, Pennsylvania                        /s/ PricewaterhouseCoopers LLP
November 10, 1998




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